Exhibit 10.45

***Text Omitted and Filed Separately with the Securities and Exchange Commission.

Confidential Treatment Requested Under

17 C.F.R. Sections 200.80(b)(4) and 240.24b-2

Execution Version

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (“Agreement”) is made and entered into effective as of November 22, 2013 (the “Effective Date”), by and between ASTRAZENECA LP, a Delaware limited partnership (“AstraZeneca”), having offices at 1800 Concord Pike, Wilmington, Delaware 19803, and Horizon Pharma USA, Inc., a Delaware corporation (“Horizon”), having an office at 520 Lake Cook Road, Suite 520, Deerfield, Illinois 60015. AstraZeneca and Horizon each may be referred to herein individually as a “Party,” or collectively as the “Parties.”

RECITALS

A. AstraZeneca controls certain patents and other intellectual property pertaining to pharmaceutical products having gastroprotective agents in single fixed combination oral solid dosage form with non-steroidal anti-inflammatory drugs.

B. Horizon and AstraZeneca AB, an Affiliate of AstraZeneca, are parties to that certain (i) Asset Purchase Agreement dated as of November 18, 2013 (as may be amended, the “Asset Purchase Agreement”) under which, among other things, effective as of the Closing (as defined in the Asset Purchase Agreement), Horizon is purchasing from AstraZeneca AB certain assets relating to Products (as defined in the Asset Purchase Agreement) in the Field (as defined in the Asset Purchase Agreement) in the Horizon Territory (as defined in the Asset Purchase Agreement) and (ii) License Agreement of even date herewith (as may be amended, the “License Agreement”), under which, among other things, effective as of the Closing (as defined in the Asset Purchase Agreement), Horizon is obtaining an exclusive license to certain of AstraZeneca AB’s intellectual property for the purpose of manufacturing, developing and commercializing Products in the Field in the Horizon Territory.

C. AstraZeneca desires to supply to Horizon, and Horizon desires to obtain from AstraZeneca, on a transitional basis the Supplied Products (as defined herein) on the terms and conditions set forth herein.

In consideration of the foregoing premises, the mutual promises and covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AstraZeneca and Horizon hereby agree as follows:

AGREEMENT

1. Definitions

When used in this Agreement, capitalized terms have the meanings as defined below and throughout this Agreement and capitalized terms used but not otherwise defined herein have the respective meanings ascribed thereto in the Asset Purchase Agreement.

1.1 “AAA” has the meaning assigned to it in Section 14.3.2.

1.2 “Agreement” has the meaning assigned to it in the preamble hereto.

1.3 “API” means micronized Esomeprazole magnesium trihydrate and Naproxen as further described in the applicable Product Specifications.

1.4 “Arbitration Notice” has the meaning assigned to it in Section 14.3.2.

1.5 “Arbitrators” has the meaning assigned to it in Section 14.3.2.

1.6 “Asset Purchase Agreement” has the meaning assigned to in the recitals.

1.7 “AstraZeneca” has the meaning assigned to it in the preamble hereto.

1.8 “AstraZeneca Indemnitee” has the meaning assigned to it in Section 12.2 (Indemnification by Horizon).

1.9 “Bailment Agreement” means that certain Bailment Agreement executed and delivered by the Parties on the Effective Date.

1.10 “Bailment Product” means any Supplied Product delivered to Horizon prior to the Bailment Product Transfer Date.

1.11 “Bailment Product Transfer Date” has the meaning set forth in the Bailment Agreement.

1.12 “Breaching Party” has the meaning as defined in Section 11.2 (Termination for Material Breach).

1.13 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

1.14 “Dispute” has the meaning assigned to it in Section 14.3.1.

1.15 “Commercialization” means all activities relating to the marketing, promotion, advertising, selling and distribution of Supplied Product in the Horizon Territory, including preparing advertising and promotional materials, sales force training and all interactions and activities regarding the commercialization of Supplied Product and the maintenance of Regulatory Approvals.

1.16 “Effective Date” has the meaning assigned to it in the preamble hereto.

1.17 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.18 “Existing Regulatory Approval” means NDA# 22-511.

1.19 “Existing Product” means that certain product containing non-enteric coated Esomeprazole and enteric-coated Naproxen that is the subject of the Existing Regulatory Approval in the Horizon Territory, which product is currently known as VIMOVOTM including all dosage strengths thereof.

1.20 “Firm Forecast” has the meaning assigned to it in Section 3.1.3.

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1.21 “Forecast” has the meaning assigned to it in Section 3.1.2.

1.22 “Force Majeure Event” has the meaning assigned to it in Section 14.5.

1.23 “Horizon” has the meaning assigned to it in the preamble hereto.

1.24 “Horizon Indemnitee” has the meaning assigned to it in Section 12.1 (Indemnification by AstraZeneca).

1.25 “Horizon Intellectual Property” means (a) any data, information and know-how that (i) is not generally known, (ii) is Controlled by Horizon or its Affiliates as of the Effective Date or during the Term and (iii) is necessary or useful for AstraZeneca to Manufacture the Supplied Products hereunder; (b) any Patent Right that (i) is Controlled by Horizon or its Affiliates as of the Effective Date or during the Term and (ii) is necessary or useful for AstraZeneca to Manufacture the Supplied Products hereunder; (c) any Horizon Marks; and (d) any Licensed Trademark.

1.26 “Horizon Marks” means the trade names, corporate names and corporate logos of Horizon or Horizon’s Affiliates that are used by Horizon or any of Horizon’s Affiliates in connection with the Supplied Product.

1.27 “Horizon Regulatory Documentation” has the meaning assigned to it in the License Agreement.

1.28 “Initial Forecast” has the meaning assigned to it in Section 3.1.1.

1.29 “Initial Purchase Orders” has the meaning assigned to it in Section 3.2.1.

1.30 “Indirect Taxes” has the meaning assigned to it in Section 4.3.2 (Indirect Taxes).

1.31 “License Agreement” has the meaning assigned to it in the preamble hereto.

1.32 “Licensed Trademarks” has the meaning assigned to it in the License Agreement.

1.33 “Manufacturing Process” has the meaning assigned to it in Section 7.3 (Manufacturing Process).

1.34 “Manufacture” and “Manufacturing” means all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of the Supplied Product or any intermediate thereof, including process development, process qualification and validation, scale-up, pre-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.

1.35 “Manufacturing Technology” means (a) as of the Effective Date, all Patent Rights and all data, information and know-how that (i) with respect to data, information and know-how, is not generally known, (ii) are Controlled by AstraZeneca or any of its Affiliates as

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of the Effective Date and (iii) are used by or on behalf of AstraZeneca or its Affiliates for the Manufacture of Supplied Products as of the Effective Date and (b) as of the date, if any, that AstraZeneca or any of its Affiliates may grant a license to Horizon under the Merck Patents and Merck Know-How without violating the terms of any Merck Agreement, the Patent Rights, data, information and know-how described in clause (a) and any Merck Patents and Merck Know-How that are used by or on behalf of AstraZeneca or its Affiliates for the Manufacture of Supplied Products as of the Effective Date; provided, that in either case ((a) or (b)), if any data, information or know-how (but not, for clarity, Patent Rights) included in Manufacturing Technology becomes publicly disclosed (other than as a result of any disclosure by Horizon in breach of its obligations under Section 5.5 of the Asset Purchase Agreement), such data, information or know-how shall no longer be deemed Manufacturing Technology.

1.36 “Minimum Batch Quantity” means (a) with respect to the Supplied Product in the form of 500/20mg tablets in 60-count bottles, [...***...] bottles; (b) with respect to the Supplied Product in the form of 375/20mg tablets in 60-count bottles, [...***...] bottles; and (c) with respect to the Supplied Product in the form of 500/20mg tablets in 6-count bottles, [...***...] bottles.

1.37 “Non-Breaching Party” has the meaning assigned to it in Section 11.2 (Termination for Material Breach).

1.38 “Notice” has the meaning assigned to it in Section 14.4 (Notice Requirements).

1.39 “Notice Period” has the meaning assigned to it in Section 11.2 (Termination for Material Breach).

1.40 “Package” and “Packaging” mean the acts of packaging and labeling the Existing Product in bulk form into Supplied Product.

1.41 “Packaging Technology” means all Manufacturing Technology that is necessary or useful for the packaging and labeling of the Existing Product in bulk form into Supplied Product and set forth on Schedule 1.41.

1.42 “Party” and “Parties” each has the meaning assigned to it in the preamble hereto.

1.43 “Pass-Through Affiliate” means, with respect to a Pass-Through Supply Agreement, any Affiliate of AstraZeneca that is party to such Pass-Through Supply Agreement.

1.44 “Pass-Through Supply Agreements” means those agreements set forth on Schedule 1.44.

1.45 “Pass-Through Supply Vendor” means the party to a Pass-Through Supply Agreement other than AstraZeneca or a Pass-Through Affiliate.

1.46 “Patheon Agreement” means that certain Manufacturing Services Agreement by and between Patheon, Inc., Patheon Pharmaceuticals, Inc. and AstraZeneca LP, dated February 24, 2010.

1.47 “Payments” has the meaning assigned to it in Section 4.3.1 (Payments).

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1.48 “Product Labeling” means (a) the full prescribing information for a Supplied Product approved by the applicable Regulatory Authority in the Horizon Territory, and (b) all labels and other written, printed or graphic information included in or placed upon any container, wrapper or package insert used with or for a Supplied Product in the Horizon Territory.

1.49 “Product Specifications” means the specifications for the Supplied Product contained in the applicable Regulatory Approval and any specifications mutually agreed to by the Parties established in connection with the Supplied Product and changes to such specifications made at the request of a Regulatory Authority in the Horizon Territory or by mutual agreement of the Parties from time to time, including the specifications set forth on Schedule 1.49.

1.50 “Purchase Order” has the meaning assigned to it in Section 3.2.3.

1.51 “Quality Agreement” has the meaning assigned to it in Section 6.1 (Quality Agreement).

1.52 “Raw Materials” has the meaning assigned to it in Section 7.1 (Raw Materials).

1.53 “Recall” has the meaning set forth in the Quality Agreement.

1.54 “SKU” means, with respect to any Supplied Product, the stock keeping unit number identifying the individual presentation of such Supplied Product.

1.55 “Sublicensee” means a Third Party that is granted a sublicense by Horizon under the grant in Section 2.1 of the License Agreement, in accordance with Section 2.2 of the License Agreement.

1.56 “Subsequent Purchase Order” has the meaning assigned to it in Section 3.2.3.

1.57 “Supplied Product” means the Existing Product in analyzed, released, final, packaged and labeled form, including all Product Labeling, ready for Commercialization in the Field in the Horizon Territory, as further described in the Product Specifications. The Supplied Product does not include HUD blister packs.

1.58 “Technology Recipient” has the meaning assigned to it in Section 2.3.1 (Technology Transfer).

1.59 “Technology Transfer Notice” has the meaning assigned to it in Section 2.3.1 (Technology Transfer).

1.60 “Term” has the meaning assigned to it in Section 11.1 (Term).

1.61 “Third Party” means any entity other than AstraZeneca, Horizon, or any of their respective Affiliates.

1.62 “Third Party Claim” has the meaning assigned to it in Section 12.1 (Indemnification of AstraZeneca).

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1.63 “Transfer Price” has the meaning assigned to it in Section 4.1 (Transfer Price).

2. SUPPLY OF SUPPLIED PRODUCTS.

2.1 Supply by AstraZeneca. During the Term, subject to the terms and conditions of this Agreement, AstraZeneca will Manufacture or have Manufactured and supply or have supplied to Horizon such quantities of Supplied Products, including samples, as requested by Horizon for use by Horizon and its Sublicensees in connection with activities with respect to Supplied Products in the Horizon Territory, including Exploitation activities in the Horizon Territory.

2.2 Supply Transition. AstraZeneca or its applicable Pass-Through Affiliate will coordinate with each Pass-Through Supply Vendor to enable such Pass-Through Supply Vendor to supply the Supplied Products, or any component thereof, for the benefit of Horizon solely for use in the Horizon Territory without breaching any of the terms of the applicable Pass-Through Supply Agreement (including by entering into any necessary side letters or amending the applicable Pass-Through Supply Agreement, in each case in accordance with Section 14.1 (AstraZeneca’s Third Party Manufacturers)). Without limiting the foregoing, promptly after the Effective Date, AstraZeneca will cause AstraZeneca AB to deliver a side letter in substantially the form of Exhibit A to Patheon Inc. and Patheon Pharmaceuticals Inc.

2.3 Technology Transfer.

2.3.1 Horizon shall have the right, at any time during the Term, to provide notice to AstraZeneca requesting transfer to Horizon or its designated Third Party manufacturer (the “Technology Recipient”) of all Packaging Technology (the “Technology Transfer Notice”). Promptly following the date of such Technology Transfer Notice, the Parties shall work together to agree to a plan for transitioning the Packaging Technology to the Technology Recipient, and each Party shall use commercially reasonable efforts to perform its obligations under such plan in accordance with the timelines set out therein. Such plan shall provide for the transfer by AstraZeneca to the Technology Recipient, at Horizon’s expense, all Packaging Technology; provided, however, that AstraZeneca shall provide up to [...***...] of technology transfer services at no cost to Horizon in connection with the transfer of the Packaging Technology to Horizon or the Technology Recipient (and in providing reasonable assistance in connection therewith). In the event that Horizon desires additional technology transfer services with respect to the transfer of the Packaging Technology beyond the [...***...] of assistance provided above, at Horizon’s reasonable request and upon the payment of [...***...] to AstraZeneca, AstraZeneca shall provide up to [...***...] of additional technology transfer services, provided that AstraZeneca’s other Manufacturing operations are not disrupted by the provision of such additional assistance.

2.3.2 In no event shall AstraZeneca be required to transfer the Packaging Technology to more than one Technology Recipient. Horizon (or the Technology Recipient at Horizon’s direction) shall obtain and make available such information, personnel, products, materials, services, facilities and other resources, and take such other actions, as are reasonably necessary or useful to enable AstraZeneca to transfer the Packaging Technology to the Technology Recipient, including those set forth in the technology transfer plan to be agreed to by

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the Parties. Horizon acknowledges that the timely and successful transfer of the Packaging Technology to the Technology Recipient depends on the provision of information, personnel, products, materials, services, facilities and other resources by or on behalf of Horizon or the taking of certain actions by or on behalf of Horizon. Horizon acknowledges and agrees that AstraZeneca provides no assurances or guarantee that the Packaging Technology may be successfully transferred to the Technology Recipient.

2.3.3 Limited License. Horizon, on behalf of itself and its Affiliates, hereby grants to AstraZeneca and its Affiliates a non-exclusive, royalty-free, fully paid-up non-transferable (except as provided in Section 14.8) license under the Horizon Intellectual Property and a right of reference and use under the Horizon Regulatory Documentation, with the right, to grant further licenses and sublicenses or rights of reference and use, in each case, to the extent necessary for AstraZeneca and its Affiliates to perform their obligations hereunder.

3. FORECASTS AND PURCHASE ORDERS.

3.1 Forecasts.

3.1.1 Horizon’s written rolling, non-binding (except as set forth in Section 3.1.3) forecast of its and its Sublicensees’ anticipated requirements for Supplied Product in the Horizon Territory broken out on a month-by-month basis by SKU (in multiples of Minimum Batch Quantities) for the twelve-month period beginning January 1, 2014 (the “Initial Forecast”) is attached as Schedule 3.1.1.

3.1.2 Beginning on December 5, 2013, Horizon shall provide AstraZeneca, on or before the [...***...] day of each calendar month during the Term, with a written rolling, non-binding (except as set forth in Section 3.1.3) forecast of its and its Sublicensees’ anticipated requirements for Supplied Product in the Horizon Territory broken out on a month-by-month basis by SKU (in multiples of Minimum Batch Quantities), for the shorter of the twelve (12)-month period beginning with such calendar month and the remainder of the Term (each, a “Forecast”, and together with the Initial Forecast, the “Forecasts”).

3.1.3 The first (1st) [...***...] months of each Forecast shall be binding on Horizon (each, a “Firm Forecast”) and may not be changed without AstraZeneca’s written consent (which may be withheld in its sole discretion). The forecasted quantity of each Supplied Product SKU for each of the [...***...] months of a given Forecast shall not be more than [...***...] or less than [...***...] of the forecasted quantity for such Supplied Product SKU for such month in the immediately preceding Forecast.

3.2 Purchase Orders.

3.2.1 Horizon shall order Supplied Product by submitting written purchase orders to AstraZeneca pursuant to the terms of this Section 3.2.

3.2.2 Horizon’s binding written purchase orders to AstraZeneca specifying the quantities of each Supplied Product SKU ordered by Horizon for delivery during December 2013 and each month during the first Calendar Quarter of 2014 (the “Initial Purchase Orders”) are

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attached as Schedule 3.2.2.

3.2.3 Subject to Section 3.2.2, at least [...***...] prior to the first (1st) day of each calendar month during the Term, Horizon shall submit to AstraZeneca a binding written purchase order to AstraZeneca, in a form reasonably acceptable to AstraZeneca, specifying the quantities of each Supplied Product SKU to be delivered to Horizon and its Sublicensees during such month, which quantities shall be the Minimum Batch Quantity for the applicable Supplied Product SKU, or a multiple thereof (each, a “Subsequent Purchase Order”, and together with the Initial Purchase Orders, the “Purchase Orders”).

3.2.4 AstraZeneca shall make each delivery of Supplied Product in the quantity and during the applicable month specified for it on Horizon’s Purchase Order[...***...]. In the event that the quantity of Supplied Product delivered by AstraZeneca differs from the quantity requested in the applicable Purchase Order, Horizon shall pay AstraZeneca for the quantity of Supplied Products delivered, rather than the quantity ordered, to the extent that the quantity delivered is not more than [...***...] of the quantity required in the Purchase Order. The quantity of each Supplied Product SKU specified in any Purchase Order submitted by Horizon to AstraZeneca for delivery in the applicable month shall be the quantity of such Supplied Product SKU forecasted by Horizon in the Firm Forecast for such month. Any Purchase Order for Supplied Product submitted by Horizon to AstraZeneca shall reference this Agreement and shall be governed exclusively by the terms contained herein. The Parties hereby agree that the terms and conditions of this Agreement shall supersede any term or condition in any order, confirmation or other document furnished by Horizon or AstraZeneca that is in any way inconsistent with these terms and conditions.

4. TRANSFER PRICE AND TAXATION.

4.1 Transfer Price. Horizon will pay AstraZeneca the transfer price set forth on Schedule 4.1 (the “Transfer Price”) for Supplied Products supplied by AstraZeneca to Horizon and its Sublicensees under this Agreement.

4.2 Invoices; Method of Payments.

4.2.1 AstraZeneca shall invoice Horizon for the aggregate Transfer Price of: (a) each delivery of Supplied Products that are not Bailment Products, at the time of such delivery and (b) each delivery of Bailment Products, any time after the Bailment Product Transfer Date.

4.2.2 All payments due hereunder to AstraZeneca shall be paid to AstraZeneca in U.S. Dollars not later than [...***...] days following the date of the applicable invoice but not earlier than the date of delivery, unless such delivery of Supplied Product is rejected in accordance with the provisions of Section 6.2.1 (Rejection of Non-Conforming Supplied Products). All amounts due hereunder will be paid in United States Dollars by check sent to such address as may be designated in writing by AstraZeneca from time to time during the Term.

4.2.3 If AstraZeneca does not receive payment of any sum due to it on or before

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the due date, simple interest will thereafter accrue on the sum due beginning on the [...***...] Business Day after the due date until the date of payment at the per annum rate of the then-current [...***...] quoted by Citibank in New York City plus [...***...] basis points, or the maximum rate allowable by applicable Law, whichever is lower.

4.3 Taxes.

4.3.1 The amounts payable by Horizon to AstraZeneca pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by applicable Law. AstraZeneca alone shall be responsible for paying any and all Taxes (other than withholding Taxes required to be paid by Horizon levied on account of, or measured in whole or in part by reference to, any Payments it receives. Horizon shall deduct or withhold from the Payments any Taxes that it is required by applicable Law to deduct or withhold. Notwithstanding the foregoing, if AstraZeneca is entitled under any applicable Tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding tax, it may deliver to Horizon or the appropriate Governmental Authority (with the assistance of Horizon to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Horizon of its obligation to withhold Tax, and Horizon shall apply the reduced rate of withholding, or dispense with the withholding, as the case may be, provided that Horizon has received evidence, in a form reasonably satisfactory to Horizon, of AstraZeneca’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least fifteen (15) days prior to the time that the Payments are due. If, in accordance with the foregoing, Horizon withholds any amount, it shall pay to AstraZeneca the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send to AstraZeneca proof of such payment within sixty (60) days following that payment.

4.3.2 “Indirect Taxes” means value added taxes, sales taxes, consumption taxes and other similar taxes. All Payments are exclusive of Indirect Taxes. If any Indirect Taxes are chargeable in respect of any Payments, Horizon shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by AstraZeneca in respect of those Payments. AstraZeneca shall issue invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.

5. DELIVERY. AstraZeneca will deliver Supplied Products to Horizon in such quantities and during the applicable month as are specified in Purchase Orders subject to the terms and conditions of this Agreement. Deliveries shall be made [...***...] (Incoterms 2012) [...***...]. For clarity, [...***...] shall be responsible for the freight and insurance costs of delivery of the Supplied Products [...***...]. Except with respect to the Bailment Product, title and risk of loss for the Supplied Products shall [...***...] in accordance with this Section 5. Title and risk of loss with respect to the Bailment Product shall be governed by the Bailment Agreement.

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6. QUALITY ASSURANCE; ACCEPTANCE.

6.1 Quality Agreement. Concurrently with execution of this Agreement, the Parties will enter into an agreement that details the quality assurance obligations of each Party with respect to the Manufacture and supply of Supplied Products under this Agreement (the “Quality Agreement”). Each Party shall perform its obligations under the Quality Agreement in accordance with the terms and conditions thereof. In the event of a conflict between the terms of the Quality Agreement and the terms of this Agreement, the provisions of the Quality Agreement shall govern.

6.2 Acceptance and Rejection.

6.2.1 Rejection of Non-Conforming Supplied Products. Horizon may reject any delivery (or portion thereof) of Supplied Product pursuant to the terms of the Quality Agreement.

6.2.2 Cost of Replacement of Rejected Product. If any delivery of Supplied Product is rejected by Horizon pursuant to the provisions of the Quality Agreement, [...***...]. If only a portion of a delivery is rejected, [...***...].

6.2.3 Return of Rejected Product. If a delivery or partial delivery is rejected by Horizon pursuant to the provisions of the Quality Agreement and there is a determination pursuant to Section 9.1 of the Quality Agreement that such Supplied Product fails to conform to any warranty set forth in Section 9.1 (Supplied Product Warranty), Horizon shall return to AstraZeneca at AstraZeneca’s request and expense (or, at the election of AstraZeneca, destroy at AstraZeneca’s cost and provide evidence of such destruction to AstraZeneca) any such rejected Supplied Product. AstraZeneca shall (a) credit the original invoice in respect of the rejected Supplied Product, and (b) adjust the invoice to Horizon for any Supplied Product that was not rejected, payment of which is due in accordance with the terms of the original invoice. Except as set forth in Section 12.1 (Indemnification by AstraZeneca), this Section 6.2.3 (Return of Rejected Product) shall be Horizon’s sole remedy if AstraZeneca supplies Horizon Supplied Product that fails to conform to any warranty set forth in Section 9.1 (Supplied Product Warranty).

6.2.4 Supply of Replacement Product. During the pendency of any rejection discussions AstraZeneca shall use commercially reasonable efforts to supply Horizon with additional Supplied Product, which Horizon shall purchase on the same terms as the Supplied Product that is the subject of the rejection discussions.

7. MANUFACTURE OF SUPPLIED PRODUCT.

7.1 Raw Materials. AstraZeneca shall be responsible for obtaining and storing, at no cost to Horizon (subject to Section 4.1 (Transfer Price)), all materials required for the Manufacture of Supplied Products including all API, raw materials, components and other

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ingredients, and all Product Labeling and containers, wrappers and other packaging materials (collectively, “Raw Materials”) required for the Manufacture of the Supplied Products hereunder. AstraZeneca shall have the right to change any source of Raw Materials; provided, however, that any change to the source of Raw Materials that would require approval by, or notification to, a Regulatory Authority (other than the annual report to the FDA for the Existing Product) shall be subject to the prior written approval of Horizon, such approval not to be unreasonably conditioned, withheld or delayed.

7.2 Manufacture of Supplied Product. AstraZeneca will Manufacture (to the extent AstraZeneca Manufactures), and will use its commercially reasonable efforts to cause the Pass-Through Supply Vendors to Manufacture, Supplied Products in accordance with the Product Specifications, cGMPs and applicable Law.

7.3 Costs of Changes to Product Specifications and Manufacturing Process. The procedures governing changes to the Product Specifications or the process or procedures used to Manufacture the Supplied Product (the “Manufacturing Process”) shall be set forth in the Quality Agreement. If any change to the Product Specifications or Manufacturing Process is proposed by AstraZeneca, then AstraZeneca shall bear any expenses of implementing such change. For changes to the Product Specifications or Manufacturing Process proposed by Horizon (including any change that is required solely by a Regulatory Authority in the Horizon Territory), Horizon promptly shall reimburse AstraZeneca for all reasonable internal and external costs incurred by AstraZeneca or any Pass-Through Affiliate (including any and all costs AstraZeneca or any Pass-Through Affiliate must pay to a Pass-Through Supply Vendor) in connection with the implementation of any such change.

7.4 Shelf Life. Supplied Products will have a remaining shelf life of at least [...***...] months from the date of delivery, unless otherwise agreed by the Parties in writing, such agreement not to be unreasonably conditioned, withheld or delayed.

7.5 Supplied Product Shortfall. AstraZeneca shall use commercially reasonable efforts to avoid shortfalls in supply of Supplied Products based on the Forecasts provided by Horizon. In the event AstraZeneca is unable to supply to Horizon, in whole or in part, Supplied Products requested for any reason (except to the extent caused by Horizon), then AstraZeneca shall promptly notify Horizon, in writing, of such shortage, or potential shortage, or inability to timely supply Supplied Product and, if possible, the date when AstraZeneca will again be able to supply Supplied Product. AstraZeneca will use commercially reasonable efforts to remedy any shortfall of Supplied Product as soon as practicable and AstraZeneca will allocate its available production capacity at its facility located at [...***...] for the production of Supplied Product in a manner proportional to the utilization of AstraZeneca and Horizon, respectively, of such capacity in the prior [...***...] period and will allocate such Supplied Product on a proportional basis with respect to remaining shelf-life as well; provided, that in connection with any such shortfall, AstraZeneca shall not be required to supply Supplied Product from its own inventories or from orders for Supplied Product for the AstraZeneca Territory ordered pursuant to the [...***...] Agreement or to incur any capital or other expenditures in connection therewith.

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8. REGULATORY.

8.1 Regulatory Compliance. AstraZeneca shall comply with all regulatory requirements with respect to Manufacture and supply of Supplied Product imposed by applicable Law upon AstraZeneca as the Manufacturer of the Supplied Product.

8.2 Recall of Supplied Product. The procedures governing Recall of Supplied Product shall be set forth in the Quality Agreement. In the event that any Supplied Product is Recalled in the Horizon Territory, Horizon shall be responsible for all costs and expenses related to such Recall and shall reimburse AstraZeneca or its applicable Pass-Through Affiliate for any out-of-pocket expenses incurred in connection with any such Recall, including any amounts payable to any Pass-Through Supply Vendors with respect thereto. Notwithstanding the foregoing, to the extent a Recall results from the nonconformance of Supplied Product supplied by AstraZeneca hereunder with each warranty set forth in Section 9.1 (Supplied Product Warranty), AstraZeneca shall reimburse Horizon for all out-of-pocket expenses incurred by Horizon with respect to such Recall.

9. REPRESENTATIONS AND WARRANTIES.

9.1 Supplied Product Warranty. AstraZeneca represents and warrants that, as of the date of delivery, all Supplied Product delivered hereunder will (a) be Manufactured by AstraZeneca in accordance with all applicable Regulatory Approvals, cGMPs and other applicable Law; (b) conform to the Product Specifications at the time of delivery; (c) have a remaining shelf life of at least [...***...] months from the date of delivery, unless otherwise agreed by the Parties in writing; (d) at the time of delivery, be free and clear of any pledges, liens, charges, security interests, leases, title retention agreements, mortgages, restrictions, development or similar agreements, easements, rights-of-way, title defects, options, or adverse claims or encumbrances of any kind or character whatsoever, and (e) be supplied in accordance with the Quality Agreement[...***...].

9.2 Other AstraZeneca Representations and Warranties. AstraZeneca represents and warrants to Horizon that (a) Schedule 9.2(a) sets forth all Third Party manufacturers engaged by AstraZeneca and its Affiliates to Manufacture or supply Supplied Products, including API and other Raw Materials used to Manufacture Supplied Products, (b) neither AstraZeneca nor any Affiliate, in any capacity, in connection with the Manufacture of Supplied Products, has been debarred or is subject to debarment or has otherwise been disqualified or suspended from performing scientific or clinical investigations or otherwise subjected to any restrictions or sanctions by the FDA or any other governmental or Regulatory Authority or professional body with respect to the performance of scientific or clinical investigations, and (c) neither AstraZeneca nor any Affiliate, in any capacity, in connection with the Manufacture of the Supplied Product has received in the past [...***...] years or is currently subject to a Warning Letter (as defined in the Act) with respect to any facility Manufacturing Supplied Product. AstraZeneca shall, or shall cause its Pass-Through Affiliates to, provide Horizon with the benefit of any warranties with respect to the subject matter in clauses (b) and (c) that AstraZeneca or its

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Pass-Through Affiliates obtained from the Pass-Through Supply Vendors with respect to the Manufacture of Supplied Products (or components thereof) under the Pass-Through Supply Agreements, and AstraZeneca shall use commercially reasonable efforts to pursue or cause the applicable Pass-Through Affiliate to use commercially reasonable efforts to pursue all remedies available to AstraZeneca or the applicable Pass-Through Affiliate under the Pass-Through Supply Agreement for any breach of any such warranties.

9.3 Reciprocal Representations and Warranties. Each Party represents and warrants to the other Party that: (a) this Agreement is a legal and valid obligation binding upon its execution and enforceable against it in accordance with its terms and conditions; and (b) the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action, and the person executing this Agreement on behalf of such Party has been duly authorized to do so by all requisite corporate actions.

9.4 Disclaimer of Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTIONS 9.1 (ASTRAZENECA WARRANTIES), SECTION 9.2 (RECIPROCAL REPRESENTATIONS AND WARRANTIES) OR IN THE ASSET PURCHASE AGREEMENT, EACH PARTY MAKES NO REPRESENTATIONS AND GRANTS NO WARRANTIES WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND ASTRAZENECA AND HORIZON EACH SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY OR MERCHANTABILITY, OR ANY WARRANTY AS TO THE VALIDITY OR ENFORCEABILITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

9.5 Other Covenants.

9.5.1 Each Party shall comply with all applicable Law in performing its obligations under this Agreement.

9.5.2 AstraZeneca shall not employ, contract with, or retain any person directly or indirectly to perform any services under this Agreement if such a person (a) is under investigation by the FDA for debarment or is presently debarred by the FDA pursuant to 21 U.S.C. § 335a or its successor provisions, or (b) has a disqualification hearing pending or has been disqualified by the FDA pursuant to 21 C.F.R. § 312.70 or its successor provisions. If, during the Term, AstraZeneca or any person employed or retained by it to perform under this Agreement (excluding any Pass-Through Supply Vendor) (i) comes under investigation by the FDA for a debarment action or disqualification, (ii) is debarred or disqualified, or (iii) engages in any conduct or activity that could lead to any of the above-mentioned disqualification or debarment actions, AstraZeneca shall immediately notify Horizon of same; provided AstraZeneca shall use commercially reasonable efforts to require the same or similar obligations from its Pass-Through Supply Vendors and shall provide Horizon with the benefit of any warranties with respect to the subject matter.

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9.5.3 AstraZeneca has and will maintain (or, as applicable, will use commercially reasonable efforts to cause the applicable Pass-Through Supply Vendors to maintain) during the Term all government permits, including, health, safety and environmental permits, necessary for the conduct of the activities that it undertakes pursuant to this Agreement.

9.5.4 As between AstraZeneca and Horizon, Horizon shall be responsible for ensuring that the Product Specifications shall comply with all applicable Regulatory Approvals, cGMPs and other applicable Law.

10. CONFIDENTIALITY

10.1 General. The rights and obligations of the Parties with respect to Confidential Information disclosed by or on behalf of one Party to the other Party hereunder shall be governed by the terms of Section 9.1 of the License Agreement.

11. TERM AND TERMINATION

11.1 Term. The term of this Agreement will commence as of the Effective Date and, unless earlier terminated in accordance with this Section 11 (Term and Termination), will expire on December 31, 2014 (the “Term”).

11.2 Termination for Material Breach. In the event that either Party (the “Breaching Party”) is in material default of any of its material obligations under this Agreement, in addition to any other right and remedy the other Party (the “Non-Breaching Party”) may have, the Non-Breaching Party may terminate this Agreement by [...***...] days’ prior written notice (such [...***...]-day period, the “Notice Period”) to the Breaching Party, specifying the breach and its claim of right to terminate; provided, that the termination shall not become effective at the end of the Notice Period if the Breaching Party cures the breach complained about during the Notice Period (or, if such default cannot be cured within such Notice Period, if the Breaching Party commences actions to cure such default within the Notice Period and thereafter diligently continues such actions). [...***...] If either Party initiates a dispute resolution procedure as permitted under Section 14.3 (Dispute Resolution) to resolve the dispute for which termination is being sought and is diligently pursuing such procedure, including any arbitration following therefrom, the termination shall become effective only if and when such dispute is finally resolved through such dispute resolution procedure. This Section 11.2 (Termination for Material Breach) defines exclusively the Parties’ right to terminate in case of any material breach of this Agreement.

11.3 Other Termination by Horizon. Horizon may terminate this Agreement at any time at will upon one hundred twenty (120) days prior written notice to AstraZeneca. In addition, Horizon may terminate this Agreement immediately upon written notice to AstraZeneca if (a) the Existing Regulatory Approval is suspended for any reason or (b) any Regulatory Authority provides a Warning Letter (as defined in the Act) or other official documentation expressing major and significant concerns from a regulatory perspective with

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respect to AstraZeneca’s or its Affiliate’s or any Pass-Through Vendors’ Manufacturing of Supplied Products.

11.4 Termination for Insolvency. This Agreement may be terminated by written notice by either Party at any time during the Term upon the declaration by a court of competent jurisdiction that the other Party is bankrupt and, pursuant to the U.S. Bankruptcy Code such other Party’s assets are to be liquidated; upon the filing or institution of bankruptcy, liquidation or receivership proceedings (other than reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code); or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other Party; or in the event a receiver or custodian is appointed for such Party’s business; provided, however, that in the case of any involuntary proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

11.5 Termination of License Agreement. This Agreement shall automatically terminate upon expiration or termination of the License Agreement.

11.6 Consequences of Expiration and Termination.

11.6.1 Upon expiration or termination of this Agreement, except as set forth in this Section 11.6 or Section 11.7, all obligations of the Parties under this Agreement will terminate immediately. The use by either Party of a termination right provided for under this Agreement and in accordance with this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect thereto. Subject to the preceding sentence, termination of this Agreement shall not preclude either Party from claiming any other damages, compensation or relief that it may be entitled to upon such termination or for any breach of this Agreement.

11.6.2 Upon expiration or termination of this Agreement (a) all unfilled Purchase Orders shall be cancelled; provided, that if Horizon terminates this Agreement pursuant to Section 11.2, at its option, Horizon may require that all unfilled Purchase Orders be delivered in accordance with the terms of this Agreement and (b) Horizon shall promptly pay to AstraZeneca (i) the cost of AstraZeneca’s then existing inventory of Raw Materials that cannot otherwise be used in the business of AstraZeneca or returned to the vendor without additional costs and the cost that AstraZeneca or any Pass-Through Affiliate is required to pay to a Pass-Through Supply Vendor with respect to such Pass-Through Supply Vendor’s then existing inventory of Raw Materials that cannot otherwise be used in the business of such Pass-Through Supply Vendor or returned to the vendor without additional costs and (ii) the applicable Transfer Price for all work in process and finished Supplied Product Manufactured, but not then delivered by AstraZeneca to Horizon; provided all such Raw Materials, work in process, and finished Supplied Product Manufactured but not then delivered by AstraZeneca to Horizon, shall be delivered to Horizon or its designee within thirty (30) days.

11.7 Surviving Obligations. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. The provisions of Sections 2.3 (Technology Transfer) (only for six (6) months after the end of the Term), 9.4 (Disclaimer of Warranties), 10 (Confidentiality), 11.6 (Consequences of Expiration

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and Termination), 11.7 (Surviving Obligations), 12 (Indemnification and Insurance), 13 (Limitation of Liability) and 14 (Miscellaneous) will survive any expiration or termination of this Agreement.

12. INDEMNIFICATION AND INSURANCE

12.1 Indemnification by AstraZeneca. Subject to this Article 12, AstraZeneca shall indemnify, defend and hold harmless Horizon and its Affiliates, and its and their respective licensors, licensees, officers, directors, employees and agents (collectively, “Horizon Indemnitees”) from and against any and all Losses incurred by them in connection with any and all Litigation by Third Parties (collectively, “Third Party Claims”) arising from or occurring as a result of: (a) the gross negligence or willful misconduct of any AstraZeneca Indemnitee or (b) the breach by AstraZeneca of any warranty, representation, covenant or agreement made by AstraZeneca in this Agreement, in each case, except to the extent such Losses result from the gross negligence or willful misconduct of any Horizon Indemnitee or the breach by Horizon of any warranty, representation, covenant or agreement made by Horizon in this Agreement, as to which Losses each Party shall indemnify the other Party and the AstraZeneca Indemnitees or the Horizon Indemnitees, as applicable, to the extent of its liability for such Losses.

12.2 Indemnification by Horizon. Subject to this Article 12, Horizon shall indemnify, defend and hold harmless AstraZeneca and its Affiliates, and its and their respective officers, directors, employees and agents (collectively, “AstraZeneca Indemnitees”) from and against any and all Losses incurred by them in connection with any and all Third Party Claims arising from or occurring as a result of: (a) the Exploitation or Manufacture of any Supplied Product by Horizon, its Affiliates or any of their respective Sublicensees, (b) the gross negligence or willful misconduct of any Horizon Indemnitee, or (c) the breach by Horizon of any warranty, representation, covenant or agreement made by Horizon in this Agreement; except, in each case, to the extent such Losses result from the gross negligence or willful misconduct of any AstraZeneca Indemnitee or the breach by AstraZeneca of any warranty, representation, covenant or agreement made by AstraZeneca in this Agreement, as to which Losses each Party shall indemnify the other Party and the AstraZeneca Indemnitees or the Horizon Indemnitees, as applicable, to the extent of its liability for such Losses.

12.3 Indemnification Procedures. All indemnification claims in respect of Horizon or any Horizon Indemnitees shall be made solely by Horizon and all indemnification claims in respect of AstraZeneca or any AstraZeneca Indemnitee shall be made solely by AstraZeneca and, in each case, shall be governed by Section 7.2 of the Asset Purchase Agreement. Notwithstanding anything herein to the contrary, the Parties’ respective indemnification obligations under this Article 12 shall not apply to any Losses for which such Party is entitled to indemnification under the Asset Purchase Agreement (excluding for this purpose, application of the limitations in Section 7.3 of the Asset Purchase Agreement).

12.4 Insurance. Each Party will have and maintain such types and amounts of liability insurance as is normal and customary in the industry generally for parties similarly situated, and will upon request provide the other Party with a copy of its policies of insurance in that regard, along with any amendments and revisions thereto.

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13. LIMITATION OF LIABILITY

13.1 [...***...]

13.2 NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, WITH RESPECT TO ANY LOSSES OR DAMAGES UNDER THIS AGREEMENT THAT [...***...] OF ANY [...***...] WITH RESPECT TO SUCH [...***...] TO THE [...***...] IN THE [...***...]; PROVIDED THAT [...***...] WITH RESPECT TO [...***...] WITH THE [...***...].

14. MISCELLANEOUS

14.1 AstraZeneca’s Third Party Manufacturers. The Parties acknowledge and agree that AstraZeneca plans to use the Pass-Through Supply Vendors in connection with the supply of Supplied Products under this Agreement and that AstraZeneca’s obligations, and Horizon’s rights, under this Agreement are subject to the terms and conditions of the applicable Pass-Through Supply Agreements. AstraZeneca shall not amend any Pass-Through Supply Agreement in a manner that materially and adversely affects Horizon’s rights under this Agreement and the Quality Agreement nor terminate any such Pass-Through Supply Agreement if such termination materially and adversely affects Horizon’s rights under this Agreement, in either case, without prior written consent of Horizon, such consent not to be unreasonably conditioned, withheld or delayed.

14.2 Governing Law, Jurisdiction, Venue and Service.

14.2.1 Governing Law. This Agreement shall be governed by and construed in

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accordance with the Laws of the State of New York, excluding any conflicts or choice of Law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive Law of another jurisdiction.

14.2.2 Jurisdiction. Subject to Section 14.3 and 14.13, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts of the State of New York and the United States District Court for the Southern District of New York for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial.

14.2.3 Venue. Subject to Section 14.3 and 14.13, the Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of the State of New York or in the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

14.2.4 Service. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 14.4 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any court.

14.3 Dispute Resolution.

14.3.1 Except as provided in Section 14.13, if a dispute arises between the Parties in connection with or relating to this Agreement or any document or instrument delivered in connection herewith (a “Dispute”), then either Party shall have the right to refer such Dispute to the Senior Officers for attempted resolution by good faith negotiations during a period of 10 Business Days. Any final decision mutually agreed to by the Senior Officers in writing shall be conclusive and binding on the Parties.

14.3.2 If such Senior Officers are unable to resolve any such Dispute within such 10-Business Day period, either Party shall be free to institute binding arbitration in accordance with this Section 14.3.2 upon written notice to the other Party (an “Arbitration Notice”) and seek such remedies as may be available. Upon receipt of an Arbitration Notice by a Party, the applicable Dispute shall be resolved by final and binding arbitration before a panel of three (3) experts with relevant industry experience (the “Arbitrators”). Each of Horizon and AstraZeneca shall promptly select one Arbitrator, which selections shall in no event be made later than thirty (30) days after the notice of initiation of arbitration. The third Arbitrator shall be chosen promptly by mutual agreement of the Arbitrator chosen by Horizon and the Arbitrator chosen by AstraZeneca, but in no event later than thirty (30) days after the date that the last of such Arbitrators was appointed. The Arbitrators shall determine what discovery will be permitted, consistent with the goal of reasonably controlling the cost and time that the Parties must expend for discovery; provided that the Arbitrators shall permit such discovery as they deem necessary

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to permit an equitable resolution of the Dispute. The arbitration shall be administered by the American Arbitration Association (“AAA”) (or its successor entity) in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection), except as modified in this Agreement. The arbitration shall be held in New York, New York, USA, and the Parties shall use reasonable efforts to expedite the arbitration if requested by either Party. The Arbitrators shall, within fifteen (15) days after the conclusion of the arbitration hearing, issue a written award and statement of decision describing the essential findings and conclusions on which the award is based, including the calculation of any damages awarded. The decision or award rendered by the Arbitrators shall be final and non-appealable, and judgment may be entered upon it in accordance with applicable Law in the State of New York or any other court of competent jurisdiction. The Arbitrators shall be authorized to award compensatory damages, but shall not be authorized to reform, modify or materially change this Agreement or any other agreements contemplated hereunder.

14.3.3 Each Party shall bear its own counsel fees, costs, and disbursements arising out of the dispute resolution procedures described in this Section 14.3, and shall pay an equal share of the fees and costs of the Arbitrators and all other general fees related to any arbitration described in Section 14.3.3; provided, however, the Arbitrators shall be authorized to determine whether a Party is the prevailing Party, and if so, to award to that prevailing Party reimbursement for its reasonable counsel fees, costs and disbursements (including expert witness fees and expenses, photocopy charges, or travel expenses) and/or the fees and costs of the Arbitrators. Unless the Parties otherwise agree in writing, during the period of time that any arbitration proceeding described in Section 14.3.3 is pending under this Agreement, the Parties shall continue to comply with all terms and provisions of this Agreement. All arbitration proceedings and decisions of the Arbitrator under this 14.3 shall be deemed Confidential Information of both Parties under Section 10. For clarity, nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed and maintained notwithstanding any ongoing arbitration proceeding.

14.4 Notice Requirements. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Agreement (each, a “Notice”) shall be in writing, shall refer specifically to this Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in this Section 14.4 or to such other address as the Party to whom notice is to be given may have provided to the other Party at least five (5) days’ prior to such address taking effect in accordance with this Section 14.4. Such Notice shall be deemed to have been given as of the date delivered by hand or internationally recognized overnight delivery service or confirmed that it was received by facsimile (with receipt confirmed by telephone or email). Any Notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter.

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If to AstraZeneca, to:

AstraZeneca LP

1800 Concord Pike

Wilmington, Delaware 19803

USA

Attention: General Counsel

Facsimile: (302) 886-1578

With a copy (which shall not constitute notice) to:

and to:

Covington & Burling LLP

1201 Pennsylvania Avenue, N.W.

Washington, DC 20004

Facsimile: (202) 662-6291

Attention: John Hurvitz

        Michael J. Riella

If to Horizon, to:

Horizon Pharma USA, Inc.

520 Lake Cook Road, Suite 520

Deerfield, Illinois 60015

USA

Attention: Chief Executive Officer

Facsimile: 847-572-1372

With a copy (which shall not constitute notice) to:

Cooley LLP

4401 Eastgate Mall

San Diego, California 92121

USA

Attention: L. Kay Chandler, Esq.

Facsimile: 858-550-6420

14.5 Force Majeure. Neither Party shall be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement if such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including fires, floods, earthquakes, hurricanes, embargoes, shortages, epidemics, quarantines, war, acts of war (whether war be declared or not), terrorist acts, insurrections, riots, civil commotion, strikes, lockouts, or other labor disturbances (whether involving the workforce of the non-performing Party or of any other Person), acts of God or acts, omissions or delays in acting by any

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Governmental Authority (except to the extent such delay results from the breach by the non-performing Party or any of its Affiliates of any term or condition of this Agreement) (each, a “Force Majeure Event”). The non-performing Party shall notify the other Party of such Force Majeure Event within thirty (30) days after such occurrence by giving written notice to the other Party stating the nature of the Force Majeure Event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing Party shall use commercially reasonable efforts to remedy its inability to perform.

14.6 No Benefit to Third Parties. The covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and, except for the rights of Horizon Indemnitees and AstraZeneca Indemnitees under Article 12, they shall not be construed as conferring any rights on any other Persons.

14.7 Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

14.8 Assignment. Except as expressly set forth in this Agreement, neither Party shall have the right or the power to assign, in whole or in part, any of its rights, or delegate the performance of any of its obligations, under this Agreement without the prior written authorization of the other Party, which authorization shall not be unreasonably withheld, conditioned or delayed, and any assignment or delegation of this Agreement or any of such rights or obligations without such authorization shall be void and of no effect; provided, however, that either Party may assign the Agreement, in whole or in part, to an Affiliate without the prior written authorization of the other Party; and provided, further, that either Party shall have the right to assign this Agreement, in whole or in part, in connection with a merger or other acquisition of the capital stock or all or substantially all of its assets, without the prior written authorization of the other Party. Any permitted assignment or delegation hereunder by a Party shall not relieve such Party of any of its obligations under this Agreement (whether by operation of law or otherwise), unless, with respect an assignment to a Third Party, such assignee agrees in writing to assume such Party’s obligations under this Agreement, in which case such Party shall be relieved of its obligations hereunder from and after the effective date of such assignment and assumption. Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns.

14.9 Use of Affiliates. Either Party shall have the right to exercise its rights and perform its obligations under this Agreement either itself or through any of its Affiliates without authorization of the other Party. For clarity, AstraZeneca is permitted to perform its obligations hereunder using any Pass-Through Supply Vendor.

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14.10 Amendment. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by both Parties.

14.11 Independent Contractors. In the exercise of their respective rights, and the performance of their respective obligations, under this Agreement, the Parties are, and shall remain, independent contractors. Nothing in this Agreement shall be construed to constitute the Parties as partners, joint venturers, or participants in a joint enterprise or undertaking, or to constitute either of the Parties as the agent of the other Party for any purpose whatsoever. Neither Party shall bind, or attempt to bind, the other Party hereto to any contract or the performance of any other obligation, or represent to any Third Party that it is authorized to enter into any contract or binding obligation on behalf of the other Party hereto.

14.12 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision shall be fully severable, (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

14.13 Equitable Relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each Party hereby waives (a) any requirement that the other Party post a bond or other security as a condition for obtaining any such relief, and (b) any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

14.14 English Language. This Agreement shall be written and executed in, and all other communications under or in connection with this Agreement shall be in, the English language. Any translation into any other language shall not be an official version thereof, and in the event of any conflict in interpretation between the English version and such translation, the English version shall control.

14.15 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

14.16 Entire Agreement. This Agreement, together with the Schedules and Exhibits

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expressly contemplated hereby and attached hereto, the Ancillary Agreements, the Confidentiality Agreement and the other agreements, certificates and documents delivered in connection herewith or therewith or otherwise in connection with the transactions contemplated hereby and thereby, contain the entire agreement between the Parties with respect to the transactions contemplated hereby or thereby and supersede all prior agreements, understandings, promises and representations, whether written or oral, between the Parties with respect to the subject matter hereof and thereof. In the event of any inconsistency between any such Schedules and Exhibits and this Agreement, the terms of this Agreement shall govern.

14.17 Construction. Except where the context otherwise requires, wherever used, the singular includes the plural, the plural the singular, the use of any gender shall be applicable to all genders and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein does not limit the generality of any description preceding such term. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party. Unless otherwise specified or where the context otherwise requires, (a) references in this Agreement to any Article, Section, Schedule or Exhibit are references to such Article, Section, Schedule or Exhibit of this Agreement; (b) references in any Section to any clause are references to such clause of such Section; (c) “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) references to a Person are also to its permitted successors and assigns; (e) references to a Law include any amendment or modification to such Law and any rules or regulations issued thereunder, in each case, as in effect at the relevant time of reference thereto; (f) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto; and (g) references to monetary amounts are denominated in United States Dollars.

[Remainder of page intentionally left blank. Signature page follows.]

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IN WITNESS WHEREOF, the Parties have executed this SUPPLY AGREEMENT by their respective authorized representatives as of the date first written above.

HORIZON PHARMA USA, INC.		ASTRAZENECA LP

By:	/s/ Timothy P. Walbert	By:	/s/ Steve Mohr
Name:	Timothy P. Walbert	Name:	Steve Mohr
Title:	President and Chief Executive Officer	Title:	Deputy General Counsel, North America and US General Counsel

SIGNATURE PAGE TO SUPPLY AGREEMENT

SCHEDULE 1.41

PACKAGING TECHNOLOGY

[...***...]

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SCHEDULE 1.44

PASS-THROUGH SUPPLY AGREEMENTS

[...***...]

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SCHEDULE 1.49

PRODUCT SPECIFICATIONS

(SEE ATTACHED)

SCHEDULE 3.1.1

INITIAL FORECAST

Vimovo	2014
	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Order Forecast
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

[...***...]

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SCHEDULE 3.2.2

INITIAL PURCHASE ORDER

Vimovo	2014
	JAN	FEB	MAR	APR
Purchase Order
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]	[...***...]	[...***...]

[...***...]

***	Confidential Treatment Requested

SCHEDULE 4.1

TRANSFER PRICES

Supplied Product:

SKU	Cost per Tablet	Cost per SKU
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]
[...***...]	[...***...]	[...***...]

***	Confidential Treatment Requested

.

SCHEDULE 9.2(A)

THIRD PARTY MANUFACTURERS

[...***...]

***	Confidential Treatment Requested

EXHIBIT A

PATHEON SIDE LETTER

(SEE ATTACHED)